TriMas Corporation
Schedule II.  Valuation and Qualifying Accounts



            COLUMN A                  COLUMN B                        COLUMN C
--------------------------        -----------------    ----------------------------------------
                                                                       ADDITIONS
                                                       ----------------------------------------
                                     BALANCE AT             CHARGED TO             CHARGED
                                    BEGINNING OF             COSTS AND          (CREDITED) TO
        DESCRIPTION                   PERIOD                 EXPENSES          OTHER ACCOUNTS(A)
--------------------------        -----------------    ----------------    --------------------

Allowance for doubtful
 accounts deducted from
 accounts receivable
 in the balance sheet:

Post-acquisition basis
----------------------
Year Ended December 31, 2001          4,870,000           2,190,000               1,100,000
                                  =================    ================    ====================
Pre-acquisition basis
---------------------
Period Ended December 31, 2000        3,600,000             380,000                 890,000
                                  =================    ================    ====================

Period Ended November 27, 2000        2,740,000           1,850,000                       --
                                  =================    ================    ====================

Year Ended December 31, 1999          2,040,000             830,000                  70,000
                                  =================    ================    ====================



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            COLUMN A                   COLUMN D               COLUMN E
--------------------------         -----------------    ----------------------



                                                           BALANCE AT END OF
        DESCRIPTION                   DEDUCTIONS(B)             PERIOD                     CALCULATED
--------------------------         -----------------    ----------------------      -----------------------

Allowance for doubtful
 accounts deducted from
 accounts receivable
 in the balance sheet:

Post-acquisition basis
----------------------
Year Ended December 31, 2001           4,490,000               3,670,000                  3,670,000
                                   =================    ======================
Pre-acquisition basis
---------------------
Period Ended December 31, 2000                --               4,870,000                  4,870,000
                                   =================    ======================

Period Ended November 27, 2000           990,000               3,600,000                  3,600,000
                                   =================    ======================


Year Ended December 31, 1999             200,000               2,740,000                  2,740,000
                                   =================    ======================


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(A) Allowance of companies acquired and other adjustments, net.
(B) Deductions, representing uncollectible accounts written off, less recoveries of accounts written off in prior years.